AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 1998
                                                     REGISTRATION NO. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BENCHMARK ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

                 TEXAS                             74-2211011
    (State or other jurisdiction of             (I.R.S. Employer
    incorporation or organization)             Identification No.)


         3000 TECHNOLOGY DRIVE
            ANGLETON, TEXAS                           77515
(Address of Principal Executive Offices)           (Zip Code)


                           BENCHMARK ELECTRONICS, INC.
                                STOCK OPTION PLAN
                              (Full title of plan)

                                DONALD E. NIGBOR
                                    PRESIDENT
                              3000 TECHNOLOGY DRIVE
                              ANGLETON, TEXAS 77515
                     (Name and address of agent for service)

                                 (409) 849-6550
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                                JOHN R. BRANTLEY
                          BRACEWELL & PATTERSON, L.L.P.
                           SOUTH TOWER PENNZOIL PLACE
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781

                               ------------------

                         CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                PROPOSED             PROPOSED
                                                 MAXIMUM             MAXIMUM            AMOUNT OF
 TITLE OF SECURITIES       AMOUNT TO BE         OFFERING            AGGREGATE         REGISTRATION
  TO BE REGISTERED          REGISTERED       PRICE PER SHARE      OFFERING PRICE           FEE
------------------------------------------------------------------------------------------------------
    Common Stock, par
  value $.10 per share     1,000,000(1)         $23.66(2)         $23,660,000(2)        $6,577
======================================================================================================

(1) Pursuant to Rule 416, includes any additional shares issuable pursuant to the antidilution provisions of the plan.
(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee based on the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on November 2, 1998, which was $23.66, for a total maximum offering price for such 1,000,000 shares of $23,660,000.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (Registration No. 33-61660 and Registration No. 333-26805) filed with the Securities and Exchange Commission by Benchmark Electronics, Inc. are incorporated herein by reference.

This Registration Statement is filed solely to register additional securities of the same class as the securities registered pursuant to the effective Registration Statements referenced above relating to an employee benefit plan.

                                   SIGNATURES

      Pursuant to the requirements of the securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Angleton, State of Texas, on November 6, 1998.


                                          BENCHMARK ELECTRONICS, INC.

                                          By: /s/ DONALD E. NIGBOR
                                                  Donald E. Nigbor
                                                  President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          NAME                            POSITION                              DATE
     --------------                -----------------------                   -----------
                                       Chairman of the
     John C. Custer                  Board of Directors

 /s/ DONALD E. NIGBOR              Director and President                   November  6, 1998
    Donald E. Nigbor            (principal executive officer)

 /s/ STEVEN A. BARTON              Director and Executive                   November  6, 1998
    Steven A. Barton                   Vice President

 /s/ CARY T. FU                    Director and Executive                   November 6, 1998
    Cary T. Fu                Vice President (principal financial
                                   and accounting officer)

 /s/ PETER G. DORFLINGER                  Director                          November 6, 1998
   Peter G. Dorflinger

 /s/ GERALD W. BODZY                      Director                          November 6, 1998
   Gerald W. Bodzy

                                          Director
     David H. Arnold


                                  EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------

5 Opinion of Bracewell & Patterson, L.L.P. regarding the legality of the shares of Common Stock covered by this Registration Statement.

23.1 Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

23.2        Consent of KPMG Peat Marwick LLP.